Exhibit 3.64

MALLESONS STEPHEN JAQUES

Constitution

Lloyd Off-Shore Helicopters Pty Limited (ACN 007 970 934) (“Company”)

A Company Limited by Shares

Adopted on 28 October 2008

Mallesons Stephen Jaques

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.mallesons.com

Constitution

Contents

1	Definitions and Interpretation	5

1.1	Definitions	5
1.2	Interpretation	6
1.3	Corporations Act	7
1.4	Headings and Parts	7
1.5	Replaceable rules not to apply	7
1.6	Currency	7

2	Share capital and variation of rights	7

2.1	Directors to issue shares	7
2.2	Preference shares	8
2.3	Conversion of preference shares	8
2.4	Class meetings	8
2.5	Non-recognition of interests	8
2.6	Joint holders of shares	8

3	Lien	9

3.1	Lien on share	9
3.2	Lien on distributions	9
3.3	Exemption from article 3.1 or 3.2	9
3.4	Extinguishment of lien	9
3.5	Company’s rights to recover payments	9
3.6	Reimbursement is a debt due	10
3.7	Sale under lien	10
3.8	Limitations on sale under lien	10
3.9	Transfer on sale under lien	10
3.10	Irregularity or invalidity	10
3.11	Proceeds of sale	10

4	Calls on shares	10

4.1	Directors to make calls	10
4.2	Time of call	11
4.3	Members’ liability	11
4.4	Joint holders’ liability	11
4.5	Non-receipt of notice	11
4.6	Interest on default	11
4.7	Fixed instalments	11
4.8	Differentiation between holders as to calls	11
4.9	Prepayment of calls and interest	11

5	Forfeiture of shares	12

5.1	Notice requiring payment of call	12
5.2	Contents of notice	12
5.3	Forfeiture for failure to comply with notice	12
5.4	Dividends and distributions included in forfeiture	12
5.5	Sale or re-issue of forfeited shares	12
5.6	Notice of forfeiture	12
5.7	Surrender instead of forfeiture	13

5.8	Cancellation of forfeiture	13
5.9	Effect of forfeiture on former holder’s liability	13
5.10	Evidence of forfeiture	13
5.11	Transfer of forfeited share	13
5.12	Registration of transferee	13
5.13	Irregularity or invalidity	13

6	Transfer of shares	14

6.1	Forms of instrument of transfer	14
6.2	Execution and delivery of transfer	14
6.3	Effect of registration	14
6.4	Company to register forms without charge	14
6.5	Company to retain instrument of transfer	14
6.6	Directors’ powers to decline to register	14

7	Transmission of shares	15

7.1	Transmission of shares on death	15
7.2	Information given by personal representative	15
7.3	Death of joint owner	16
7.4	Transmission of shares on bankruptcy	16
7.5	Transmission of shares on mental incapacity	16

8	General meetings	17

8.1	Convening a general meeting	17
8.2	Notice of general meeting	17
8.3	Calculation of period of notice	17
8.4	Cancellation or postponement of a meeting	17
8.5	Notice of cancellation or postponement of a meeting	17
8.6	Contents of notice of postponement of meeting	17
8.7	Number of clear days for postponement of meeting	18
8.8	Business at postponed meeting	18
8.9	Proxy, attorney or Representative at postponed meeting	18
8.10	Non-receipt of notice	18
8.11	Director entitled to notice of meeting	18
8.12	Appointment of proxy, Representative or attorney	18

9	Proceedings at general meetings	19

9.1	Reference to a Member	19
9.2	Number for a quorum	19
9.3	Requirement for a quorum	19
9.4	If quorum not present	20
9.5	Adjourned meeting	20
9.6	Appointment and powers of chairman of general meeting	20
9.7	Absence of chairman at general meeting	20
9.8	Conduct of general meetings	20
9.9	Adjournment of general meeting	21
9.10	Notice of adjourned meeting	21
9.11	Questions decided by majority	21
9.12	Equality of votes - no casting vote for chairman	21
9.13	Voting on show of hands	22
9.14	Poll	22
9.15	Entitlement to vote	22
9.16	Joint shareholders’ vote	22
9.17	Effect of unpaid call	22

9.18	Validity of vote in certain circumstances	23
9.19	Objection to voting qualification	23

10	The Directors	23

10.1	Number of Directors	23
10.2	Change of number of Directors	23
10.3	Casual vacancy or additional Director	23
10.4	Remuneration of Directors	24
10.5	Additional or special duties	24
10.6	Retirement benefit	24
10.7	Expenses	24
10.8	Director’s interests	24
10.9	Vacation of office of Director	25

11	Powers and duties of Directors	25

11.1	Directors to manage Company	25
11.2	Specific powers of Directors	25
11.3	Interests of holding company	26
11.4	Appointment of attorney	26
11.5	Provisions in power of attorney	26
11.6	Signing of cheques	26
11.7	Committees	26
11.8	Powers delegated to Committees	26
11.9	Appointment of Managing and Executive Directors	26
11.10	Termination of appointment of Managing or Executive Director	26
11.11	Remuneration of Managing and Executive Directors	27
11.12	Powers of Managing and Executive Directors	27
11.13	Powers of delegation	27

12	Proceedings of Directors	27

12.1	Directors’ meetings	27
12.2	Director may convene a meeting	27
12.3	Questions decided by majority	27
12.4	Alternate Director or proxy and voting	28
12.5	Chairman of Directors	28
12.6	Absence of chairman at Directors’ meeting	28
12.7	Appointment of Alternate Director	28
12.8	Alternate Director and meetings	28
12.9	Alternate Director’s powers	28
12.10	Alternate Director responsible for own acts and defaults	28
12.11	Alternate Director and remuneration	29
12.12	Termination of appointment of Alternate Director	29
12.13	Appointment or termination in writing	29
12.14	Alternate Director and number of Directors	29
12.15	Director attending and voting by proxy	29
12.16	Quorum for Directors’ meeting	29
12.17	Remaining Directors may act	29
12.18	Chairman of Committee	30
12.19	Meetings of Committee	30
12.20	Determination of questions	30
12.21	Circulating resolutions	30
12.22	Validity of acts of Directors	30

13	Secretary	31

13.1	Appointment of Secretary	31
13.2	Suspension and removal of Secretary	31
13.3	Powers, duties and authorities of Secretary	31

14	Seals	31

14.1	Safe custody of common seals	31
14.2	Use of common seal	31

15	Inspection of records	31

15.1	Inspection by Members	31
15.2	Right of a Member to inspect	31

16	Dividends and reserves	32

16.1	Payment of dividend	32
16.2	No interest on dividends	32
16.3	Reserves and profits carried forward	32
16.4	Calculation and apportionment of dividends	32
16.5	Deductions from dividends	33
16.6	Distribution of specific assets	33
16.7	Resolution of distribution difficulties	33
16.8	Payments in respect of shares	33
16.9	Effectual receipt from one joint holder	34
16.10	Election to reinvest dividend	34
16.11	Election to accept shares in lieu of dividend	34
16.12	Unclaimed dividends	34

17	Capitalisation of profits	34

17.1	Capitalisation of reserves and profits	34
17.2	Applying a sum for the benefit of Members	35
17.3	Implementing the resolution	35

18	Service of documents	35

18.1	Document includes notice	35
18.2	Methods of service	36
18.3	Post	36
18.4	Fax or electronic transmission	36
18.5	Evidence of service	36
18.6	Joint holders	36
18.7	Persons entitled to shares	36

19	Winding up	37

19.1	Distribution of assets	37
19.2	Powers of liquidator to vest property	37
19.3	Shares issued on special terms	37

20	Indemnity and insurance	37

20.1	Indemnity	37
20.2	Insurance	37
20.3	Contract	38

1	Definitions and Interpretation

1.1	Definitions

In this Constitution unless the contrary intention appears:

Alternate Director means a person appointed as an alternate director under article 12.7.

Committee means a committee of Directors constituted under article 11.7.

Company means Lloyd Off-Shore Helicopters Pty Limited and as that company name may be changed from time to time.

Constitution means this constitution as amended from time to time, and a reference to an article is a reference to an article of this Constitution.

Corporations Act means the Corporations Act 2001 (Cwlth).

Director means a person holding office as a director of the Company, and where appropriate includes an Alternate Director.

Directors means all or some of the Directors acting as a board.

Executive Director means a person appointed as an executive director under article 11.9.

Managing Director means a person appointed as a managing director under article 11.9.

Member means a person entered in the Register as a holder of shares in the capital of the Company.

Part means a Part of this Constitution.

Prescribed Interest Rate means the rate determined by the Directors for the purpose of this Constitution, and in the absence of a determination means 10% per annum.

Register means the register of Members of the Company under the Corporations Act and if appropriate includes a branch register.

Registered Office means the registered office of the Company.

Related Body Corporate has the same meaning as related body corporate has in the Corporations Act.

Replaceable Rule means any provision of those sections and sub-sections of the Corporations Act which are designated under section 141 of the Corporations Act as “replaceable rules” and so capable of being replaced or modified by a company’s constitution.

Representative means a person appointed to represent a corporate Member at a general meeting of the Company in accordance with the Corporations Act.

Secretary means a person appointed under article 13.1 as a secretary of the Company and where appropriate includes an acting secretary and a person appointed by the Directors to perform all or any of the duties of a secretary of the Company.

State means the State or Territory in which the Company is for the time being registered.

1.2	Interpretation

In this Constitution unless the contrary intention appears:

(a)	(gender) words importing any gender include all other genders;

(b)	(person) the word person includes a firm, a body corporate, a partnership, a joint venture, an unincorporated body or association or an authority;

(c)	(singular includes plural) the singular includes the plural and vice versa;

(d)	(regulations) a reference to a law includes regulations and instruments made under the law;

(e)	(amendments to statutes) a reference to a law or a provision of a law includes amendments, re-enactments or replacements of that law or the provision, whether by the State or the Commonwealth of Australia or otherwise;

(f)	(from time to time) a power, an authority or a discretion reposed in a Director, the Directors, the Company in general meeting or a Member may be exercised at any time and from time to time;

(g)	(amount paid) a reference to an amount paid on a share includes an amount credited as paid on that share;

(h)	(signed) where, by a provision of this Constitution, a document including a notice is required to be signed, that requirement may be satisfied in relation to an electronic communication of the document in any manner permitted by law or by any State or Commonwealth law relating to electronic transmissions or in any other manner approved by the Directors; and

(i)	(writing) “writing” and “written” includes printing, typing and other modes of reproducing words in a visible form including, without limitation, any representation of words in a physical document or in an electronic communication or form or otherwise.

1.3	Corporations Act

In this Constitution unless the contrary intention appears:

(a)	an expression has, in a provision of this Constitution that deals with a matter dealt with by a particular provision of the Corporations Act, the same meaning as in that provision of the Corporations Act; and

(b)	“section” means a section of the Corporations Act.

1.4	Headings and Parts

Headings are inserted for convenience and are not to affect the interpretation of this Constitution.

This Constitution is divided into Parts as indicated by its Contents.

1.5	Replaceable rules not to apply

The provisions of the Corporations Act that apply as Replaceable Rules are displaced by this Constitution and accordingly do not apply to the Company.

1.6	Currency

The Directors may:

(a)	differentiate between Members as to the currency in which any amount payable to a Member is paid (whether by way of or on account of dividends, repayment of capital, participation in surplus property of the Company or otherwise);

(b)	determine to pay a distribution in a currency other than Australian and the amount payable will be converted from Australian currency in any manner, at any time and at any exchange rate as the Directors think fit; and

in deciding the currency in which a payment is to be made to a Member, have regard to the registered address of the Member, the register on which a Member’s shares are registered and any other matters as the Directors consider appropriate.

2	Share capital and variation of rights

2.1	Directors to issue shares

The issue of shares in the Company is under the control of the Directors who may:

(a)	issue and cancel shares in the Company;

(b)	grant options over unissued shares in the Company; and

(c)	settle the manner in which fractions of a share, however arising, are to be dealt with,

subject to the Corporations Act and any special rights conferred on the holders of any shares or class of shares.

2.2	Preference shares

The Company may not issue preference shares (including redeemable preference shares) and issued shares may not be converted into preference shares unless the rights attached to the preference shares have been approved by special resolution.

2.3	Conversion of preference shares

Subject to compliance with the Corporations Act and other applicable laws, the conversion of any preference share issued in compliance with article 2.2 will not constitute a cancellation, redemption or termination of the preference share or the issue, allotment or creation of new shares, but will have the effect of varying the status of, and the rights attaching to, the preference share so that it becomes an ordinary share

2.4	Class meetings

The provisions of this Constitution relating to general meetings apply so far as they are capable of application and with any necessary changes to every separate meeting of the holders of a class of shares except that:

(a)	a quorum is constituted by at least two persons who, between them, hold or represent one-third of the issued shares of the class (unless only one person holds all of the shares of the class, in which case that person constitutes a quorum); and

(b)	any holder of shares of the class, present in person or by proxy, or attorney or Representative, may demand a poll.

2.5	Non-recognition of interests

Except as required by law, the Company is not required to recognise:

(a)	a person as holding a share on any trust; or

(b)	any other interest in any share or any other right in respect of a share except an absolute right of ownership in the registered holder,

whether or not it has notice of the trust, interest or right.

2.6	Joint holders of shares

Where two or more persons are registered as the joint holders of shares then they are taken to hold the shares as joint tenants with rights of survivorship, but the Company is not bound:

(a)	to register more than three persons as joint holders of a share; or

(b)	to issue more than one certificate or holding statement in respect of shares jointly held.

3	Lien

3.1	Lien on share

To the extent permitted by law, the Company has a first and paramount lien on every share for:

(a)	all due and unpaid calls and instalments in respect of that share;

(b)	all money which the Company has been called on by law to pay, and has paid, in respect of that share;

(c)	interest at the Prescribed Interest Rate on the amount due from the date it becomes due until payment; and

(d)	reasonable expenses of the Company in respect of the default on payment.

3.2	Lien on distributions

A lien on a share under article 3.1 or 3.2 extends to all distributions in respect of that share, including dividends.

3.3	Exemption from article 3.1 or 3.2

The Directors may at any time exempt a share wholly or in part from the provisions of article 3.1 or 3.2.

3.4	Extinguishment of lien

The Company’s lien on a share is extinguished if a transfer of the share is registered without the Company giving notice of the lien to the transferee.

3.5	Company’s rights to recover payments

A Member must reimburse the Company on demand in writing for all payments the Company makes to a government or taxing authority in respect of the Member, the death of a Member or the Member’s shares or any distributions on the Member’s shares, including dividends, where the Company is either:

(a)	obliged by law to make the relevant payment; or

(b)	advised by a lawyer qualified to practice in the jurisdiction of the relevant government or taxing authority that the Company is obliged by law to make the relevant payment.

The Company is not obliged to advise the Member in advance of its intention to make the payment.

3.6	Reimbursement is a debt due

The obligation of the Member to reimburse the Company is a debt due to the Company as if it were a call on all the Member’s shares, duly made at the time when the written demand for reimbursement is given by the Company to the Member. The provisions of this Constitution relating to non-payment of calls, including payment of interest and sale of the Member’s shares under lien, apply to the debt.

3.7	Sale under lien

Subject to article 3.9, the Company may sell, in any manner the Directors think fit, any share on which the Company has a lien.

3.8	Limitations on sale under lien

A share on which the Company has a lien may not be sold by the Company unless:

(a)	an amount in respect of which the lien exists is presently payable; and

(b)	the Company has, not less than 14 days before the date of sale, given to the registered holder of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder, a notice in writing setting out, and demanding payment of, the amount which is presently payable in respect of which the lien exists.

3.9	Transfer on sale under lien

For the purpose of giving effect to a sale under article 3.8, the Company may receive the consideration, if any, given for the share so sold and may execute a transfer of the share sold in favour of the purchaser of the share, or do all such other things as may be necessary or appropriate for it to do to effect the transfer. The purchaser is not bound to see to the application of the purchase money.

3.10	Irregularity or invalidity

The title of the purchaser to the share is not affected by any irregularity or invalidity in connection with the sale of the share under article 3.8.

3.11	Proceeds of sale

The proceeds of a sale under article 3.8 must be applied by the Company in payment of the amount in respect of which the lien exists as is presently payable, and the residue, if any, must be paid to the person entitled to the share immediately before the sale.

4	Calls on shares

4.1	Directors to make calls

The Directors may:

(a)	make calls on a Member in respect of any money unpaid on the shares of that Member, if the money is not by the terms of issue of those shares made payable at fixed times;

(b)	make a call payable by instalments; and

(c)	revoke or postpone a call.

4.2	Time of call

A call is taken to be made at the time when the resolution of the Directors authorising the call is passed.

4.3	Members’ liability

Each Member must, upon receiving not less than 30 business days’ notice specifying the time or times and place of payment, pay to the Company by the time or times, and at the place, so specified the amount called on that Member’s shares.

4.4	Joint holders’ liability

The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

4.5	Non-receipt of notice

The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, a Member does not invalidate the call.

4.6	Interest on default

If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay interest on the sum to the time of actual payment at the Prescribed Interest Rate. The Directors may waive payment of that interest wholly or in part.

4.7	Fixed instalments

Any sum that, by the terms of issue of a share, becomes payable on issue of the share or at a fixed date, is to be taken to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable. In the case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

4.8	Differentiation between holders as to calls

The Directors may, on the issue of shares, differentiate between the holders of the shares as to the amount of calls to be paid and the times of payment.

4.9	Prepayment of calls and interest

The Directors may:

(a)	accept from a Member the whole or a part of the amount unpaid on a share even if no part of that amount has been called; and

(b)	authorise payment by the Company of interest on the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the Prescribed Interest Rate, as is agreed between the Directors and the Member paying the sum.

5	Forfeiture of shares

5.1	Notice requiring payment of call

If a Member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time afterwards during such time as any part of the call or instalment remains unpaid, give a notice to the Member requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs and expenses that may have been incurred by the Company by reason of that non-payment.

5.2	Contents of notice

The notice must name a further day, not earlier than the expiration of 14 days from the date of service of the notice, on or before which the payment required by the notice is to be made and must state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

5.3	Forfeiture for failure to comply with notice

If a notice under article 5.1 has not been complied with by the date specified in the notice, the Directors may by resolution forfeit the relevant shares, at any time before the payment required by the notice has been made.

5.4	Dividends and distributions included in forfeiture

A forfeiture under article 5.3 includes all dividends and other distributions declared or to be made in respect of the forfeited shares and not actually paid or distributed before the forfeiture.

5.5	Sale or re-issue of forfeited shares

Subject to the Corporations Act, a share forfeited under article 5.3 may be sold, re-issued or otherwise disposed of to such person and on such terms as the Directors think fit.

5.6	Notice of forfeiture

If any share is forfeited under article 5.3, notice of the forfeiture must be given to the Member holding the share immediately before the forfeiture and an entry of the forfeiture and its date must be made in the Register. Any failure to give notice or enter the forfeiture in the Register does not invalidate the forfeiture.

5.7	Surrender instead of forfeiture

The Directors may accept the surrender of any share which they are entitled to forfeit on any terms they think fit and any share so surrendered is taken to be a forfeited share.

5.8	Cancellation of forfeiture

At any time before a sale or disposal of a share under article 5.5, the forfeiture of that share may be cancelled on such terms as the Directors think fit.

5.9	Effect of forfeiture on former holder’s liability

A person whose shares have been forfeited:

(a)	ceases to be a Member in respect of the forfeited shares; and

(b)	remains liable to pay the Company all money that, at the date of forfeiture, was payable by that person to the Company in respect of the shares, plus interest at the Prescribed Interest Rate from the date of forfeiture and the reasonable expenses of the sale of the shares, until the Company receives payment in full of all money (including interest and expenses) so payable in respect of the shares.

5.10	Evidence of forfeiture

A statement in writing declaring that the person making the statement is a Director or a Secretary, and that a share in the Company has been forfeited in accordance with this Constitution on the date declared in the statement, is prima facie evidence of the facts in the statement as against all persons claiming to be entitled to the share.

5.11	Transfer of forfeited share

The Company may receive the consideration (if any) given for a forfeited share on any sale or disposal of the share under article 5.5 and may execute or effect a transfer of the share in favour of the person to whom the share is sold or disposed.

5.12	Registration of transferee

On the execution of the transfer, the transferee must be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

5.13	Irregularity or invalidity

The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

6	Transfer of shares

6.1	Forms of instrument of transfer

Subject to this Constitution, a share in the Company is transferable by an instrument in writing in any usual or common form or in any other form that the Directors approve.

6.2	Execution and delivery of transfer

The instrument of transfer must be:

(a)	a proper instrument of transfer within the meaning of the Corporations Act;

(b)	executed by or on behalf of both the transferor and the transferee unless it is a sufficient transfer of marketable securities within the meaning of the Corporations Act; and

(c)	left for registration at the share registry of the Company, accompanied by any information that the Directors properly require to show the right of the transferor to make the transfer,

and in that event the Company must, subject to the powers vested in the Directors by this Constitution, register the transferee as the holder of the share.

6.3	Effect of registration

A transferor of a share remains the holder of the share transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the share.

6.4	Company to register forms without charge

The Company must register all registrable transfer forms, split certificates, renunciations and transfers, issue certificates and transmission receipts and mark or note transfer forms without imposing a charge except where the issue of a certificate is to replace a lost or destroyed certificate.

6.5	Company to retain instrument of transfer

The Company must retain every instrument of transfer which is registered for such period as is required by any applicable law.

6.6	Directors’ powers to decline to register

(a)	Subject to clause 6.6(b), the Directors may decline to register any transfer of shares, without being bound to give any reason whatsoever for so doing.

(b)

Notwithstanding any other provision of the Company’s Constitution, a share registered in the name of any shareholder or any of the persons referred to in sub-paragraph (i) below in respect of which the shareholder has granted a mortgage, charge, lien, pledge, trust or power as or in effect as security for the payment of a monetary or performance of any other obligation (“Security Interest”) to any person, may be transferred to:

(i)	a person entitled to the benefit of that Security Interest (“Mortgagee”) or acting as agent, trustee or nominee for the mortgagee; or

(ii)	a person who purchases the share from the shareholder or the Mortgagee or a person acting as agent, trustee or nominee for the Mortgagee,

as a result (in any such case) of the exercise of the Mortgagee’s rights under that Security Interest and the directors must register such a transfer on receiving a request (in the form required under the Company’s Constitution) to register the transfer. The directors may rely on a certificate from a Mortgagee that the Security Interest has become enforceable.

7	Transmission of shares

7.1	Transmission of shares on death

If a Member, who does not hold shares jointly, dies, the Company will recognise only the personal representative of the Member as being entitled to the Member’s interest in the shares.

7.2	Information given by personal representative

If the personal representative gives the Directors the information they reasonably require to establish the representative’s entitlement to be registered as a holder of the shares:

(a)	the personal representative may:

(i)	by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(ii)	by giving a completed transfer form to the Company, transfer the shares to another person; and

(b)	the personal representative is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

On receiving an election under paragraph (a)(i), the Company must register the personal representative as the holder of the shares.

A transfer under paragraph (a)(ii) is subject to the articles that apply to transfers generally.

7.3	Death of joint owner

If a Member, who holds shares jointly, dies, the Company will recognise only the survivor as being entitled to the Member’s interest in the shares. The estate of the Member is not released from any liability in respect of the shares.

7.4	Transmission of shares on bankruptcy

If a person entitled to shares because of the bankruptcy of a Member gives the Directors the information they reasonably require to establish the person’s entitlement to be registered as the holder of the shares, the person may:

(a)	by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(b)	by giving a completed transfer form to the Company, transfer the shares to another person.

On receiving an election under paragraph (a), the Company must register the person as the holder of the shares.

A transfer under paragraph (b) is subject to the articles that apply to transfers generally.

This article has effect subject to the Bankruptcy Act 1966 (Cwlth).

7.5	Transmission of shares on mental incapacity

If a person entitled to shares because of the mental incapacity of a Member gives the Directors the information they reasonably require to establish the person’s entitlement to be registered as the holder of the shares:

(a)	the person may:

(i)	by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(ii)	by giving a completed transfer form to the Company, transfer the shares to another person; and

(b)	the person is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

On receiving an election under paragraph (a)(i), the Company must register the person as the holder of the shares.

A transfer under paragraph (a)(ii) is subject to the articles that apply to transfers generally.

8	General meetings

8.1	Convening a general meeting

The Directors or a Director may convene and arrange to hold a general meeting of the Company whenever they think fit and must do so if required to do so under the Corporations Act.

8.2	Notice of general meeting

Notice of a general meeting must be given in accordance with Part 18 and the Corporations Act.

8.3	Calculation of period of notice

In computing the period of notice under article 8.2, both the day on which the notice is given or taken to be given and the day of the meeting convened by it are to be disregarded.

8.4	Cancellation or postponement of a meeting

Where a general meeting is convened by the Directors they may by notice, whenever they think fit, cancel the meeting or postpone the holding of the meeting to a date and time determined by them or change the place for the meeting.

This article 8.4 does not apply to a meeting convened in accordance with the Corporations Act by a single Director, by Members, by the Directors on the request of Members or to a meeting convened by a court.

8.5	Notice of cancellation or postponement of a meeting

Notice of cancellation or postponement or change of place of a general meeting must state the reason for cancellation or postponement and be given:

(a)	to each Member individually; and

(b)	to each other person entitled to be given notice of a general meeting.

8.6	Contents of notice of postponement of meeting

A notice of postponement of a general meeting must specify:

(a)	the postponed date and time for the holding of the meeting;

(b)	a place for the holding of the meeting which may be either the same as or different from the place specified in the notice convening the meeting; and

(c)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the holding of the meeting in that manner.

8.7	Number of clear days for postponement of meeting

The number of clear days from the giving of a notice postponing the holding of a general meeting to the date specified in that notice for the holding of the postponed meeting must not be less than the number of clear days notice of the general meeting required to be given by this Constitution or the Corporations Act.

8.8	Business at postponed meeting

The only business that may be transacted at a general meeting the holding of which is postponed is the business specified in the original notice convening the meeting.

8.9	Proxy, attorney or Representative at postponed meeting

Where by the terms of an instrument appointing a proxy or attorney or an appointment of a Representative:

(a)	the appointed person is authorised to attend and vote at a general meeting or general meetings to be held on or before a specified date; and

(b)	the date for holding the meeting is postponed to a date later than the date specified in the instrument of proxy, power of attorney or appointment of Representative,

then, by force of this article, that later date is substituted for and applies to the exclusion of the date specified in the instrument of proxy, power of attorney or appointment of Representative unless the Member appointing the proxy, attorney or Representative gives to the Company at its Registered Office notice in writing to the contrary not less than 48 hours before the time to which the holding of the meeting has been postponed.

8.10	Non-receipt of notice

The non-receipt of notice of a general meeting or cancellation or postponement of a general meeting by, or the accidental omission to give notice of a general meeting or cancellation or postponement of a general meeting to, a person entitled to receive notice does not invalidate any resolution passed at the general meeting or at a postponed meeting or the cancellation or postponement of a meeting.

8.11	Director entitled to notice of meeting

A Director is entitled to receive notice of and to attend all general meetings and all separate meetings of the holders of any class of shares in the capital of the Company and is entitled to speak at those meetings.

8.12	Appointment of proxy, Representative or attorney

Subject to the Corporations Act, a Member who is entitled to participate in and vote at a meeting of the Company may appoint a person as the Member’s proxy or may appoint a Representative or an attorney, to participate in and vote at the meeting for the Member.

If a Member is entitled to cast two or more votes at the meeting, the Member may appoint two proxies who may each exercise half of the Member’s votes at the meeting, unless the instrument appointing the proxies specifies the proportion or number of the Member’s votes that each proxy may exercise.

9	Proceedings at general meetings

9.1	Reference to a Member

Unless the contrary intention appears, a reference to a Member in this Part 9 means a person who is a Member, or a:

(a)	proxy;

(b)	attorney; or

(c)	Representative,

of that Member.

9.2	Number for a quorum

The quorum for a general meeting is, where the Company has only one Member entitled to vote at general meetings, that Member and where the Company has more than one Member entitled to vote at general meetings, two Members entitled to vote at general meetings, present in person or by proxy, attorney or Representative, or such other number as may be determined by the Directors. In determining whether a quorum is present, each individual attending as a proxy, attorney or Representative is to be counted, except that:

(a)	where a Member has appointed more than one proxy, attorney or Representative, only one is to be counted; and

(b)	where an individual is attending both as a Member and as a proxy, attorney or Representative, that individual is to be counted only once.

9.3	Requirement for a quorum

An item of business may not be transacted at a general meeting unless a quorum is present when the meeting proceeds to consider it. If a quorum is present at the time the first item of business is transacted, it is taken to be present when the meeting proceeds to consider each subsequent item of business unless the chairman of the meeting (on the chairman’s own motion or at the request of a Member, proxy, attorney or Representative who is present) declares otherwise.

9.4	If quorum not present

If within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting:

(a)	if convened by a Director, or at the request of Members, is dissolved; and

(b)	in any other case, stands adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the Directors appoint by notice to the Members and others entitled to notice of the meeting.

9.5	Adjourned meeting

At a meeting adjourned under article 9.4(b), two persons each being a Member, proxy, attorney or Representative present at the meeting are a quorum and, if a quorum is not present within 15 minutes after the time appointed for the adjourned meeting, the meeting is dissolved.

9.6	Appointment and powers of chairman of general meeting

If the Directors have elected one of their number as chairman of their meetings, that person is entitled to preside as chairman at a general meeting.

9.7	Absence of chairman at general meeting

If a general meeting is held and:

(a)	a chairman has not been elected by the Directors; or

(b)	the elected chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the following may preside as chairman of the meeting (in order of precedence):

(c)	the deputy chairman (if any);

(d)	a Director chosen by a majority of the Directors present;

(e)	the only Director present; or

(f)	a Member chosen by a majority of the Members present in person or by proxy, attorney or Representative.

9.8	Conduct of general meetings

The chairman of a general meeting:

(a)	has charge of the general conduct of the meeting and of the procedures to be adopted at the meeting;

(b)	may require the adoption of any procedure which is in the chairman’s opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the general meeting; and

(c)	may, having regard where necessary to the Corporations Act, terminate discussion or debate on any matter whenever the chairman considers it necessary or desirable for the proper conduct of the meeting, and a decision by the chairman under this article is final.

9.9	Adjournment of general meeting

The chairman of a general meeting may at any time during the meeting adjourn the meeting or any business, motion, question, resolution, debate or discussion being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting at any time and any place, but:

(a)	in exercising the discretion to do so, the chairman may, but need not, seek the approval of the Members present in person or by proxy, attorney or Representative; and

(b)	only unfinished business is to be transacted at a meeting resumed after an adjournment.

Unless required by the chairman, a vote may not be taken or demanded by the Members present in person or by proxy, attorney or Representative in respect of any adjournment.

9.10	Notice of adjourned meeting

It is not necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting unless a meeting is adjourned for one month or more. In that case, notice of the adjourned meeting must be given as in the case of an original meeting.

9.11	Questions decided by majority

Subject to the requirements of the Corporations Act, a resolution is taken to be carried if a simple majority of the votes cast on the resolution are in favour of it.

9.12	Equality of votes - no casting vote for chairman

If there is an equality of votes, either on a show of hands or on a poll, the chairman of the meeting is not entitled to a casting vote, in addition to any votes to which the chairman is entitled as a Member or proxy or attorney or Representative.

9.13	Voting on show of hands

At any general meeting a resolution put to the vote of the meeting must be decided on a show of hands unless a poll is effectively demanded and the demand is not withdrawn. A declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact. Neither the chairman nor the minutes need state, and it is not necessary to prove, the number or proportion of the votes recorded in favour of or against the resolution.

9.14	Poll

If a poll is effectively demanded:

(a)	it must be taken in the manner and at the date and time directed by the chairman and the result of the poll is a resolution of the meeting at which the poll was demanded;

(b)	on the election of a chairman or on a question of adjournment, it must be taken immediately;

(c)	the demand may be withdrawn; and

(d)	the demand does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

9.15	Entitlement to vote

Subject to any rights or restrictions for the time being attached to any class or classes of shares and to this Constitution:

(a)	on a show of hands, each Member present in person and each other person present as a proxy, attorney or Representative of a Member has one vote; and

(b)	on a poll, each Member present in person has one vote for each fully paid share held by the Member and each person present as proxy, attorney or Representative of a Member has one vote for each fully paid share held by the Member that the person represents.

9.16	Joint shareholders’ vote

If a share is held jointly and more than one Member votes in respect of that share, only the vote of the Member whose name appears first in the Register counts.

9.17	Effect of unpaid call

A Member is not entitled at a general meeting to cast a vote attached to a share on which a call is due and payable and has not been paid.

9.18	Validity of vote in certain circumstances

Unless the Company has received written notice of the matter before the start or resumption of the meeting at which a person votes as a proxy, attorney or Representative, a vote cast by that person is valid even if, before the person votes:

(a)	the appointing Member dies;

(b)	the Member is mentally incapacitated;

(c)	the Member revokes the appointment or authority;

(d)	the Member revokes the authority under which the appointment was made by a third party; or

(e)	the Member transfers the share in respect of which the appointment or authority was given.

9.19	Objection to voting qualification

An objection to the right of a person to attend or vote at the meeting or adjourned meeting:

(a)	may not be raised except at that meeting or adjourned meeting; and

(b)	must be referred to the chairman of the meeting, whose decision is final.

A vote not disallowed under the objection is valid for all purposes.

10	The Directors

10.1	Number of Directors

Unless otherwise determined by the Company in general meeting, the number of Directors is to be not less than two.

The Directors in office at the time of adoption of this Constitution continue in office subject to this Constitution.

10.2	Change of number of Directors

The Company in general meeting may by resolution increase or reduce the number of Directors, and may also determine the rotation in which the increased or reduced number is to retire from office.

10.3	Casual vacancy or additional Director

The Directors may at any time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, provided the total number of Directors does not exceed the maximum number, if any, determined in accordance with article 10.1.

A Director appointed under this article holds office until the conclusion of the next annual general meeting of the Company but is eligible for election at that meeting. This provision does not apply to a Managing Director or Executive Director who is exempt under article 11.10.

10.4	Remuneration of Directors

The Directors are to be remunerated for their services as Directors as determined by the Company in general meeting by resolution. The remuneration is taken to accrue from day to day.

10.5	Additional or special duties

If a Director at the request of the Directors performs additional or special duties for the Company, the Company may remunerate that Director as determined by the Directors and that remuneration may be either in addition to or in substitution for that Director’s remuneration under article 10.4.

10.6	Retirement benefit

Subject to the Corporations Act, the Company may pay a former Director, or the personal representatives of a Director who dies in office, a retirement benefit in recognition of past services of an amount determined by the Directors. The Company may also enter into a contract with a Director providing for payment of a retiring benefit. A retirement benefit paid under this article is not remuneration to which article 10.4 applies.

10.7	Expenses

A Director is entitled to be reimbursed out of the funds of the Company such reasonable travelling, accommodation and other expenses as the Director may incur when travelling to or from meetings of the Directors or a Committee or when otherwise engaged on the business of the Company.

10.8	Director’s interests

Subject to complying with the Corporations Act regarding disclosure of and voting on matters involving material personal interests, a Director may:

(a)	hold any office or place of profit in the Company, except that of auditor;

(b)	hold any office or place of profit in any other company, body corporate, trust or entity promoted by the Company or in which it has an interest of any kind;

(c)	enter into any contract or arrangement with the Company;

(d)	participate in any association, institution, fund, trust or scheme for past or present employees of the Company or Directors or persons dependent on or connected with them;

(e)	act in a professional capacity (or be a member of a firm which acts in a professional capacity) for the Company, except as auditor;

(f)	participate in, vote on and be counted in a quorum for any meeting, resolution or decision of the Directors and may be present at any meeting where any matter is being considered by the Directors;

(g)	sign or participate in the execution of a document by or on behalf of the Company; and

(h)	do any of the above despite the fiduciary relationship of the Director’s office:

(i)	without any liability to account to the Company for any direct or indirect benefit accruing to the Director; and

(ii)	without affecting the validity of any contract or arrangement.

A reference to the Company in this article 10.8 is also a reference to each Related Body Corporate of the Company.

10.9	Vacation of office of Director

In addition to the circumstances in which the office of a Director becomes vacant under the Corporations Act, the office of a Director becomes vacant if the Director:

(a)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(b)	resigns from the office by notice in writing to the Company; or

(c)	is not present personally or by proxy or Alternate Director at meetings of the Directors for a continuous period of six months without leave of absence from the Directors.

11	Powers and duties of Directors

11.1	Directors to manage Company

The business of the Company is to be managed by the Directors, who may exercise all such powers of the Company as are not, by the Corporations Act or by this Constitution, required to be exercised by the Company in general meeting.

11.2	Specific powers of Directors

Without limiting the generality of article 11.1, the Directors may exercise all the powers of the Company to borrow or raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

11.3	Interests of holding company

The directors are authorised to act in the best interests of any company of which the Company is a wholly-owned subsidiary in the circumstances contemplated by section 187 of the Corporations Act.

11.4	Appointment of attorney

The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for the purposes and with the powers, authorities and discretions vested in or exercisable by the Directors for such period and subject to such conditions as they think fit.

11.5	Provisions in power of attorney

A power of attorney granted under article 11.4 may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate (including by way of appointment of a substitute attorney) all or any of the powers, authorities and discretions vested in the attorney.

11.6	Signing of cheques

The Directors may determine the manner in which and persons by whom cheques, promissory notes, bankers’ drafts, bills of exchange and other negotiable instruments, and receipts for money paid to the Company, may be signed, drawn, accepted, endorsed or otherwise executed.

11.7	Committees

The Directors may delegate any of their powers, other than powers required by law to be dealt with by Directors as a board, to a Committee or Committees consisting of one or more of their number as they think fit.

11.8	Powers delegated to Committees

A Committee to which any powers have been delegated under article 11.7 must exercise those powers in accordance with any directions of the Directors.

11.9	Appointment of Managing and Executive Directors

The Directors may appoint one or more of themselves to the office of Managing Director or as an Executive Director or to any other office (except auditor), or any position of employment with the Company for the period and on the terms they think fit.

11.10	Termination of appointment of Managing or Executive Director

Whether or not the appointment of a Managing Director or Executive Director was expressed to be for a specified term, the appointment of a Managing Director or Executive Director terminates if:

(a)	the Managing Director or Executive Director ceases for any reason to be a Director;

(b)	the Directors remove the Managing Director or Executive Director from the office of Managing Director or Executive Director (which, subject to any contract between the Company and the Managing Director or Executive Director, the Directors have power to do); or

(c)	the Managing Director or the Executive Director ceases to be employed by the Company.

11.11	Remuneration of Managing and Executive Directors

The remuneration of a Managing Director or an Executive Director may be fixed by the Directors and may be by way of salary or commission or participation in profits or by all or any of those modes, but may not be by a commission on or percentage of operating revenue.

11.12	Powers of Managing and Executive Directors

The Directors may:

(a)	confer on a Managing Director or an Executive Director such of the powers exercisable by them, on such terms and conditions and with such restrictions, as they think fit; and

(b)	withdraw or vary any of the powers conferred on a Managing Director or an Executive Director.

11.13	Powers of delegation

The powers of delegation expressly or impliedly conferred by this Constitution on the Directors are conferred in substitution for, and to the exclusion of, the power conferred by section 198D of the Corporations Act.

12	Proceedings of Directors

12.1	Directors’ meetings

The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit, including by allowing telephone participation in board meetings.

12.2	Director may convene a meeting

A Director may at any time, and the Secretary must on the written request of a Director, convene a meeting of the Directors.

12.3	Questions decided by majority

A question arising at a meeting of Directors is to be decided by a majority of votes of Directors present and entitled to vote and that decision is for all purposes a decision of the Directors.

12.4	Alternate Director or proxy and voting

A person who is present at a meeting of Directors as an Alternate Director or as a proxy for another Director has one vote for each absent Director who would be entitled to vote if present at the meeting and for whom that person is an Alternate Director or proxy and, if that person is also a Director, has one vote as a Director in that capacity.

12.5	Chairman of Directors

The Directors may elect one of then number as chairman of then meetings and may also determine the period for which the person elected as chairman is to hold office.

12.6	Absence of chairman at Directors’ meeting

If a Directors’ meeting is held and:

(a)	a chairman has not been elected under article 12.5; or

(b)	the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the Directors present must elect one of their number to be a chairman of the meeting.

The chairman of the meeting does not have a casting vote.

12.7	Appointment of Alternate Director

Subject to the Corporations Act, a Director may appoint a person approved by a majority of the other Directors to be an Alternate Director in the Director’s place during such period as the Director thinks fit.

12.8	Alternate Director and meetings

An Alternate Director is entitled to notice of all meetings of the Directors and, if the appointor does not participate in a meeting, the Alternate Director is entitled to participate and vote in the appointor’s place.

12.9	Alternate Director’s powers

An Alternate Director may exercise all the powers of the appointor except the power to appoint an Alternate Director and, subject to the Corporations Act, may perform all the duties of the appointor except to the extent that the appointor has exercised or performed them.

12.10	Alternate Director responsible for own acts and defaults

Whilst acting as a Director, an Alternate Director:

(a)	is an officer of the Company and not the agent of the appointor; and

(b)	is responsible to the exclusion of the appointor for the Alternate Director’s own acts and defaults.

12.11	Alternate Director and remuneration

An Alternate Director is not entitled to receive from the Company any remuneration or benefit under article 10.4 or 10.6.

12.12	Termination of appointment of Alternate Director

The appointment of an Alternate Director may be terminated at any time by the appointor even if the period of the appointment of the Alternate Director has not expired, and terminates in any event if the appointor ceases to be a Director.

12.13	Appointment or termination in writing

An appointment, or the termination of an appointment, of an Alternate Director must be effected by a notice in writing signed by the Director who makes or made the appointment and delivered to the Company.

12.14	Alternate Director and number of Directors

An Alternate Director is not to be taken into account separately from the appointor in determining the number of Directors.

12.15	Director attending and voting by proxy

A Director may participate in and vote by proxy at a meeting of the Directors if the proxy:

(a)	is another Director; and

(b)	has been appointed in writing signed by the appointor.

The appointment may be general or for one or more particular meetings. A Director present as a proxy for another Director who would be entitled to vote if present at the meeting has one vote for the appointor and one vote in his or her own capacity as a Director.

12.16	Quorum for Directors’ meeting

At a meeting of Directors, the number of Directors whose presence in person or by proxy is necessary to constitute a quorum is as determined by the Directors and, unless so determined, is two.

12.17	Remaining Directors may act

The continuing Directors may act despite a vacancy in their number. If their number is reduced below the minimum fixed by article 10.1, the continuing Directors may, except in an emergency, act only for the purpose of filling vacancies to the extent necessary to bring their number up to that minimum or to convene a general meeting.

12.18 Chairman of Committee

The members of a Committee may elect one of their number as chairman of their meetings. If a meeting of a Committee is held and:

(a)	a chairman has not been elected; or

(b)	the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the members involved may elect one of their number to be chairman of the meeting.

12.19	Meetings of Committee

A Committee may meet and adjourn as it thinks proper.

12.20	Determination of questions

Questions arising at a meeting of a Committee are to be determined by a majority of votes of the members of the Committee present and voting. In the event of an equality of votes, the chairman of the meeting has a casting vote, unless only two members of the Committee are present and entitled to vote at the meeting on the question.

12.21	Circulating resolutions

The Directors may pass a resolution without a Directors’ meeting being held if all of the Directors entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document. Separate copies of a document may be used for signing by Directors if the wording of the resolution and statement is identical in each copy. The resolution is passed when the last Director signs.

12.22	Validity of acts of Directors

All acts done at a meeting of the Directors or of a Committee, or by a person acting as a Director are, even if it is afterwards discovered that:

(a)	there was a defect in the appointment or continuance in office of a person as a Director or of the person so acting; or

(b)	a person acting as a Director was disqualified or was not entitled to vote,

as valid as if the relevant person had been duly appointed or had duly continued in office and was qualified and entitled to vote.

13	Secretary

13.1	Appointment of Secretary

The Company must have at least one Secretary who is to be appointed by the Directors.

13.2	Suspension and removal of Secretary

The Directors may suspend or remove a Secretary from that office.

13.3	Powers, duties and authorities of Secretary

A Secretary holds office on the terms and conditions (including as to remuneration) and with the powers, duties and authorities, as determined by the Directors. The exercise of those powers and authorities and the performance of those duties by a Secretary is subject at all times to the control of the Directors.

14	Seals

14.1	Safe custody of common seals

The Directors must provide for the safe custody of any seal of the Company.

14.2	Use of common seal

If the Company has a common seal or duplicate common seal:

(a)	it may be used only by the authority of the Directors, or of a Committee authorised by the Directors to authorise its use; and

(b)	every document to which it is affixed must be signed by a Director and be countersigned by another Director, a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included.

15	Inspection of records

15.1	Inspection by Members

Subject to the Corporations Act, the Directors may determine whether and to what extent, and at what rime and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Members (other than Directors).

15.2	Right of a Member to inspect

A Member (other than a Director) does not have the right to inspect any document of the Company except as provided by law or authorised by the Directors or by the Company in general meeting.

16	Dividends and reserves

16.1	Payment of dividend

Subject to the Corporations Act, this Constitution and the rights of persons (if any) entitled to shares with special rights to dividend, the Directors may determine that a dividend is payable, fix the amount and the time for payment and authorise the payment or crediting by the Company to, or at the direction of, each Member entitled to that dividend.

16.2	No interest on dividends

Interest is not payable by the Company on a dividend.

16.3	Reserves and profits carried forward

The Directors may:

(a)	before paying any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve, to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied; and

(b)	carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

Pending application, any sum set aside as a reserve may, at the discretion of the Directors, be used in the business of the Company or be invested as the Directors think fit.

16.4	Calculation and apportionment of dividends

Subject to the rights of any persons entitled to shares with special rights as to dividend and to the terms of issue of any shares to the contrary, the profits of the Company are divisible among the Members so that, on each occasion on which a dividend is paid:

(a)	the same sum is paid on each share on which all amounts payable have been paid; and

(b)	the sum paid on a share on which all amounts payable have not been paid is the proportion of the sum referred to in paragraph (a) that the amount paid on the shares bears to the total of the amounts paid and payable on the share.

To determine the amount paid on a share, exclude any amount:

(c)	paid or credited as paid in advance of a call; and

(d)	credited as paid on a share to the extent that it exceeds the value (ascertained at the time of issue of the share) of the consideration received for the issue of the share.

All dividends are to be apportioned and paid proportionately to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if any share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly.

16.5	Deductions from dividends

The Directors may deduct from any dividend payable to, or at the direction of, a Member all sums of money (if any) presently payable by that Member to the Company on account of calls or otherwise in relation to shares in the Company.

16.6	Distribution of specific assets

When resolving to pay a dividend, the Directors may:

(a)	resolve that the dividend be satisfied either wholly or partly by the distribution of specific assets to some or all of the persons entitled to the dividend, including fully paid shares in or debentures of the Company or fully paid shares in or debentures of any other body corporate; and

(b)	direct that the dividend payable in respect of any particular shares be satisfied wholly or partly by such a distribution and that the dividend payable in respect of other shares be paid in cash.

16.7	Resolution of distribution difficulties

If a difficulty arises in regard to a distribution under article 16.6, the Directors may:

(a)	settle the matter as they consider expedient;

(b)	fix the value for distribution of the specific assets or any part of those assets;

(c)	determine that cash payments will be made to, or at the direction of, any Members on the basis of the value so fixed in order to adjust the rights of all parties; and

(d)	vest any such specific assets in trustees as the Directors consider expedient.

If a distribution of specific assets to, or at the direction of, a particular Member or Members is illegal or, in the Directors’ opinion, impracticable the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the distribution of specific assets.

16.8	Payments in respect of shares

A dividend, interest or other money payable in cash in respect of shares may be paid using any payment method chosen by the Company, including:

(a)	by cheque sent through the post directed to the address in the Register of the holder or, in the case of joint holders, to the address of the joint holder first named in the Register;

(b)	by cheque sent through the post directed to such other address as the holder or joint holder in writing directs; or

(c)	by some other method of direct credit determined by the Directors to the holder or holders shown on the Register or to such person or place directed by them.

16.9	Effectual receipt from one joint holder

Any one of two or more joint holders may give an effectual receipt for any dividend, interest or other money payable in respect of the shares held by them as joint holders.

16.10	Election to reinvest dividend

The Directors may grant to Members or any class of Members the right to elect to reinvest cash dividends paid by the Company by subscribing for shares in the Company on such terms and conditions as the Directors think fit.

16.11	Election to accept shares in lieu of dividend

The Directors may determine in respect of any dividend which it is proposed to pay on any shares of the Company that holders of the shares may elect:

(a)	to forego the right to share in the proposed dividend or part of such proposed dividend; and

(b)	to receive instead an issue of shares credited as fully paid on such terms as the Directors think fit.

16.12	Unclaimed dividends

Unclaimed dividends may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

17	Capitalisation of profits

17.1	Capitalisation of reserves and profits

The Directors:

(a)	may resolve to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members; and

(b)	may, but need not, resolve to apply the sum in any of the ways mentioned in article 17.2, for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend.

17.2	Applying a sum for the benefit of Members

The ways in which a sum may be applied for the benefit of Members under article 17.1 are:

(a)	in paying up any amounts unpaid on shares held by Members;

(b)	in paying up in full unissued shares or debentures to be issued to Members as fully paid; or

(c)	partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

17.3	Implementing the resolution

The Directors may do all things necessary to give effect to the resolution under article 17.1 and, in particular, to the extent necessary to adjust the rights of the Members among themselves, may:

(a)	make cash payments in cases where shares or debentures become issuable in fractions;

(b)	authorise any person to make, on behalf of all or any of the Members entitled to any further shares or debentures on the capitalisation, an agreement with the Company providing for:

(i)	the issue to them, credited as fully paid up, of any further shares or debentures; or

(ii)	the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement so made is effective and binding on all the Members concerned;

(c)	fix the value of specified assets; or

(d)	vest property in trustees.

18	Service of documents

18.1	Document includes notice

In this Part 18, a reference to a document includes a notice.

18.2	Methods of service

The Company may give a document to a Member:

(a)	personally;

(b)	by sending it by post to the address for the Member in the Register or an alternative address nominated by the Member;

(c)	by sending it to a fax number or electronic address or by other electronic means nominated by the Member.

18.3	Post

A document sent by post:

(a)	if sent to an address in Australia, may be sent by ordinary post; and

(b)	if sent to an address outside Australia, must be sent by airmail,

and in either case is taken to have been received on the day after the date of its posting.

18.4	Fax or electronic transmission

If a document is sent by fax or electronic transmission, delivery of the document is taken:

(a)	to be effected by properly addressing and transmitting the fax or electronic transmission; and

(b)	to have been delivered on the day following its transmission.

18.5	Evidence of service

A certificate in writing signed by a Director or a Secretary stating that a document was sent to a Member by post or by fax or electronic transmission on a particular date is prima facie evidence that the document was so sent on that date.

18.6	Joint holders

A document may be given by the Company to the joint holders of a share by giving it to the joint holder first named in the Register in respect of the share.

18.7	Persons entitled to shares

A person who by operation of law, transfer or other means whatsoever becomes entitled to any share is absolutely bound by every document given in accordance with this Part 18 to the person from whom that person derives title prior to registration of that person’s title in the Register.

19	Winding up

19.1	Distribution of assets

If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company, divide among the Members in kind the whole or any part of the property of the Company and may for that purpose set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members.

19.2	Powers of liquidator to vest property

The liquidator may, with the sanction of a special resolution of the Company, vest the whole or any part of any such property in trustees on such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability.

19.3	Shares issued on special terms

Articles 19.1 and 19.2 do not prejudice or affect the rights of a Member holding shares issued on special terms and conditions.

20	Indemnity and insurance

20.1	Indemnity

The Company may indemnify any current or former Director, Secretary or executive officer of the Company or of a Related Body Corporate of the Company out of the property of the Company against:

(a)	every liability incurred by the person in that capacity (except a liability for legal costs); and

(b)	all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity,

except	to the extent that:

(c)	the Company is forbidden by statute to indemnify the person against the liability or legal costs; or

(d)	an indemnity by the Company of the person against the liability or legal costs would, if given, be made void by statute.

20.2	Insurance

The Company may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who is or has been a Director or Secretary or executive officer of the Company or of a

Related Body Corporate of the Company against liability incurred by the person in that capacity, including a liability for legal costs, unless:

(a)	the Company is forbidden by statute to pay or agree to pay the premium; or

(b)	the contract would, if the Company paid the premium, be made void by statute.

20.3	Contract

The Company may enter into an agreement with a person referred to in articles 20.1 and 20.2 with respect to the matters covered by those articles. An agreement entered into pursuant to this article may include provisions relating to rights of access to the books of the Company conferred by the Corporations Act or otherwise by law.